UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Orchids Paper Products Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Orchids Paper Products Company
4826 Hunt Street
Pryor, Oklahoma 74361

May 7, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Orchids Paper Products Company to be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Tuesday, June 19, 2007, at 9:00 a.m. Central Time.

At the meeting you will be asked to elect six directors, to ratify the appointment of Tullius Taylor Sartain & Sartain LLP as the Company’s independent registered public accounting firm for 2007, to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000 and to transact such other business as may properly come before the meeting.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the Annual Meeting. Regardless of whether you expect to attend the Annual Meeting, you may vote by completing, signing, dating and mailing the proxy card.

Thank you for your continued support of Orchids Paper Products Company.

Sincerely,

Michael P. Sage
Chief Executive Officer and President

ORCHIDS PAPER PRODUCTS COMPANY
4826 Hunt Street
Pryor, Oklahoma 74361

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 7, 2007

The 2007 Annual Meeting of Stockholders of ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation (the “Company”), will be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Tuesday, June 19, 2007, at 9:00 a.m. Central Time (the “meeting”) to consider and act upon the following matters:

1. to elect six directors for one-year terms expiring at the conclusion of the Company’s annual meeting in 2008;

2. to ratify the appointment of Tullius Taylor Sartain & Sartain LLP as the Company’s independent registered public accounting firm for 2007;

3. to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000; and

4. to transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on May 1, 2007, are entitled to notice of and to vote in person or by proxy at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 4826 Hunt Street, Pryor, Oklahoma 74361. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope. Returning the enclosed proxy will not affect your right to vote in person if you attend the meeting.

The enclosed proxy solicitation material is being mailed to stockholders on or about May 7, 2007, with a copy of the Company’s Annual Report, which includes financial statements for the year ended December 31, 2006 and the Company’s independent registered public accounting firm’s report thereon.

By Order of the Board of Directors

Keith R. Schroeder
Chief Financial Officer and Secretary

Even though you may plan to attend the meeting in person, please execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Should you attend the meeting in person, you may revoke your proxy and vote in person.

i

ORCHIDS PAPER PRODUCTS COMPANY
4826 Hunt Street
Pryor, Oklahoma 74361

2007 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Orchids Paper Products Company, a Delaware corporation (the “Company”), to be voted at the 2007 Annual Meeting of Stockholders of the Company (the “annual meeting” or the “meeting”) and any adjournment or postponement of the meeting. The meeting will be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Tuesday, June 19, 2007, at 9:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about May 7, 2007.

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of the Company as of May 1, 2007 (the “Record Date”) and are entitled to vote at the annual meeting, the Board of Directors is soliciting your proxy to vote at the meeting.

This proxy statement summarizes the information you need to know to vote at the meeting. This proxy statement and form of proxy were first mailed to stockholders on or about May 7, 2007.

What Am I Voting On?

You are voting on three items:

1. Election of six directors for one-year terms expiring at the conclusion of the annual meeting in 2008 (see page 5);

2. Ratification of Tullius Taylor Sartain & Sartain LLP as the Company’s independent registered public accounting firm for 2007 (see page 23); and

3. Amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000 (see page 24).

How Do I Vote?

Stockholders of Record:  If you are a stockholder of record, there are two ways to vote:

•	by completing and returning your proxy card; or

•	by written ballot at the meeting.

Street Name Holders:  Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What Are the Voting Recommendations of the Board of Directors?

The Board of Directors recommends the following votes:

1. FOR each of the nominees as directors named in this proxy statement;

2. FOR ratification of the appointment of Tullius Taylor Sartain & Sartain LLP as the Company’s independent registered public accounting firm for 2007; and

3. FOR amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000.

Unless you give contrary instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of the Board of Directors.

Will Any Other Matters Be Voted On?

The Company does not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Michael P. Sage and Keith R. Schroeder, or either of them, to vote on such matters in their discretion.

Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of Orchids Paper Products Company common stock you owned on the Record Date.

How Many Votes Can Be Cast by All Stockholders?

6,234,346 consisting of one vote for each share of Orchids Paper Products Company common stock outstanding on the Record Date. There is no cumulative voting.

How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of Orchids Paper Products Company’s common stock outstanding on the Record Date, or 3,117,174 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

The Company urges you to vote by proxy even if you plan to attend the meeting so that it will know as soon as possible that a quorum has been achieved.

What Vote Is Required to Approve Each Proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purpose of determining whether there is a quorum.

For the proposal to ratify the appointment of Tullius Taylor Sartain & Sartain LLP as the Company’s independent registered public accounting firm, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to this proposal will be counted for the purpose of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

For the proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to this proposal will be counted for the purpose of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I Change My Vote?

Yes. Just send in a new proxy card with a later date or send a written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

How Can I Access Orchids Paper Products Company’s Proxy Materials and Annual Report Electronically?

This proxy statement and the 2006 Annual Report are available in the Corporate Governance section of the Company’s website, which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investor Resources” followed by “Annual Reports” for the 2006 Annual Report and “SEC Filings” for the proxy statement.

Who Can Attend the Annual Meeting?

Any Orchids Paper Products Company stockholder as of May 1, 2007 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that the Company can verify your ownership of the Company’s stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you return a proxy card without indicating your vote, your shares will be voted as follows: (i) for each of the nominees for director named in this proxy statement; (ii) for ratification of the appointment of Tullius Taylor Sartain & Sartain LLP as the independent registered public accounting firm for the Company for 2007; (iii) for the amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000; and (iv) in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment of the meeting.

VOTING SECURITIES

On the Record Date there were 6,234,346 outstanding shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables set forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 30, 2007 by:

•	each person known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock;

•	each of the Company’s directors;

•	each named executive officer; and

•	all of the Company’s directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power over securities. The table below includes the number of shares underlying options and warrants that are currently exercisable or exercisable within 60 days of April 30, 2007. It is therefore based on 6,853,894 shares of common stock outstanding as of April 30, 2007. Shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within 60 days of April 30, 2007 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361.

Beneficial Owners of More Than Five Percent

	Number of
	Shares	Percent
	Beneficially	Beneficially
Name of Beneficial Owner-Five Percent Stockholders	Owned	Owned

Robert F. Taglich(1)	429,494	6.8%
Michael N. Taglich(2)	454,494	7.2%

(1)	Includes 52,575 shares of Common Stock issuable under warrants held by Robert F. Taglich which vested on July 15, 2006.

(2)	Includes 52,575 shares of Common Stock issuable under warrants held by Michael N. Taglich which vested on July 15, 2006.

Beneficial Ownership of Directors, Director Nominees and Executive Officers

	Number of
	Shares	Percent
	Beneficially	Beneficially
Name of Beneficial Owner-Directors and Named Executive Officers	Owned	Owned

Michael P. Sage(1)	190,698	3.0%
Keith R. Schroeder(2)	94,033	1.5%
Douglas E. Hailey(3)	140,823	2.2%
Gary P. Arnold(4)	177,928	2.8%
Steven R. Berlin(5)	9,150	*
John C. Guttilla(6)	7,500	*
Jeffrey S. Schoen(7)	3,750	*
Jay Shuster(8)	3,750	*
All directors and officers as a group (8 persons)	627,632	9.6%

*	Indicates ownership of less than 1%.

(1)	Includes 139,500 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Sage.

(2)	Includes 85,500 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Schroeder.

(3)	Includes 2,305 shares of Common Stock issuable under warrants held by Mr. Hailey. Also includes 45,000 shares of Common Stock issuable under warrants held by Mr. Hailey which vested on July 15, 2006.

(4)	Includes 5,763 shares of Common Stock issuable under warrants held by Mr. Arnold and 7,500 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Arnold.

(5)	Includes 7,500 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Berlin.

(6)	Includes 7,500 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Guttilla.

(7)	Includes 3,750 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Schoen

(8)	Includes 3,750 shares of Common Stock issuable upon exercise of stock options granted under the Stock Incentive Plan held by Mr. Shuster.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, the Company believes that all of its directors, executive officers and beneficial owners of greater than ten percent of the outstanding Common Stock complied with all such filing requirements during 2006.

PROPOSAL I.

ELECTION OF DIRECTORS

The Company’s Board of Directors presently has seven members with each member serving a one-year term.

Currently, all of the Company’s directors hold office until the end of the next annual meeting of stockholders or until their successors are duly elected and qualified.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated each of the following current directors, Douglas E. Hailey, Gary P. Arnold, Steven R. Berlin, John C. Guttilla, Jeffrey S. Schoen and Jay Shuster, to be re-elected to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Michael P. Sage, a member of the Board of Directors as of the date of this Proxy Statement, notified the Company on April 26, 2007 of his resignation from his position as Chief Executive Officer and President, and his decision not to stand for re-election as a member of the Board of Directors. Mr. Sage’s resignation will be effective as of July 15, 2007 and he will cease to be a director effective as of the date of the 2007 Annual Meeting of Stockholders. Mr. Sage’s decision not to stand for re-election will create a vacancy on the Board of Directors, which the Company expects will be filled by the successor Chief Executive Officer and President.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE NAMED NOMINEES

Proxies cannot be voted for a greater number of persons than the number of nominees named below. Unless otherwise specified, all proxies will be voted in favor of the six nominees listed above for election as directors of the Company.

The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or for good cause will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting.

The following information is furnished as of April 30, 2007, for each of the nominees for the Board of Directors:

Information Relating to Directors, Nominees and Executive Officers

Set forth below is the name, age, position and a brief account of the business experience of each of the Company’s executive officers and directors.

Name	Age	Position(s)

Michael P. Sage	60	Chief Executive Officer and President, Director
Keith R. Schroeder	51	Chief Financial Officer and Secretary
Douglas E. Hailey	44	Chairman of the Board
Gary P. Arnold	65	Director
Steven R. Berlin	62	Director
John C. Guttilla	50	Director
Jeffrey S. Schoen	46	Director
Jay Shuster	52	Director

Michael P. Sage, 60, Chief Executive Officer and President, Director

Mr. Sage has been the Company’s Chief Executive Officer and President since April 1998. From 1985 to 1998, Mr. Sage served in a number of management positions with the Company’s predecessor company, including Executive Vice President (1995-1998), Vice President of Mill Operations responsible for tissue mills in Oklahoma, Arizona and Oregon (1991-1995), and Manager of Paper Manufacturing (1985-1989). From 1989 to 1991, he was Vice President of Operations for Pentair’s Niagara Division. From 1969 until 1985, he held a number of manufacturing positions with Procter & Gamble. Mr. Sage holds a BS degree in Chemical Engineering from Montana State University. Mr. Sage has elected to resign as Chief Executive Officer and President effective July 15, 2007, and will not stand for re-election to the Board of Directors.

Keith R. Schroeder, 51, Chief Financial Officer and Secretary

Mr. Schroeder has been the Company’s Chief Financial Officer since January 2002. Prior to joining the Company, he served as Corporate Finance Director for Kruger Inc.’s tissue operations from October 2000 to December 2001 and as Vice President of Finance and Treasurer of Global Tissue from 1996 to October 2000. Global Tissue was acquired by Kruger Inc. in 1999. Prior to joining Global Tissue, Mr. Schroeder held a number of finance and accounting positions with Cummins Engine Company (1989-1996) and Atlas Van Lines (1978-1989). Mr. Schroeder is a certified public accountant and holds a BS degree in Business Administration with an accounting major from the University of Evansville.

Douglas E. Hailey, 44, Chairman of the Board

Mr. Hailey has served on the Company’s Board of Directors since June 2005. Mr. Hailey is a Managing Director of the Investment Banking Division of Taglich Brothers, Inc., a New York-based full service brokerage firm that specializes in private equity placements for small public companies. Mr. Hailey joined Taglich Brothers in 1994. Mr. Hailey serves on the board of directors of Williams Controls, Inc. (NASDAQ: WMCO), Aladdin Food Service, Cattron Group, Inc., Gulfstream Acquisition Group and DMP Acquisition, LLC. Mr. Hailey received a BA degree in Business Administration from Eastern New Mexico University and an MBA from the University of Texas.

Gary P. Arnold, 65, Director

Mr. Arnold has served on the Company’s Board of Directors since April 2005. He has significant international and domestic experience in the electronics industry in the areas of finance, strategic planning and operations, and has been involved in numerous capital market transactions. He spearheaded the turnaround at Tektronix Corp. where he was Chief Financial Officer from 1990 to 1992, and later served as Chairman and CEO of Analogy, Inc., a provider of design automation software used in the automotive industry, from 1993 to 2000. Since 2000, Mr. Arnold has been a private investor, and currently serves on the boards of directors of National Semiconductor Corp. (NYSE:

NSM) and Telenetics Corp. Mr. Arnold is a certified public accountant and holds a BS degree in accounting from East Tennessee State University and a JD degree from the University of Tennessee School of Law.

Steven R. Berlin, 62, Director

Mr. Berlin has served on the Company’s Board of Directors since December 2005. Since January 2006 Mr. Berlin has been an independent financial consultant. Mr. Berlin was Vice President of Kaiser-Francis Oil Company from 2004 to January 2006, and the Vice President and Chief Financial Officer of Kaiser-Francis Oil Company from 1999 to 2004. From March 2001 to January 22, 2004, Mr. Berlin also served as Chief Financial Officer of Great Plains Airlines, a regional airline headquartered in Tulsa, Oklahoma. He held the positions of Chief Financial Officer, Secretary and Treasurer of PetroCorp Corporation from 1999 to 2004 and was a director of PetroCorp Corporation from 2001 to 2004. Mr. Berlin was on the faculty of the University of Tulsa, where he taught business and finance courses, from 1996 to 1999. Prior to joining the faculty at the University of Tulsa, Mr. Berlin worked for CITGO Petroleum Corporation and its predecessors in various financial and management positions, including the last ten years as Chief Financial Officer. He is a member of the board of directors of North American Palladium Limited (AMEX: PAL). Mr. Berlin received his BSBA degree from Duquesne University, his MBA from the University of Wisconsin and is a graduate of the Stanford Executive Program. He is a certified public accountant.

John C. Guttilla, 50, Director

Mr. Guttilla has served on the Company’s Board of Directors since April 2005. Since 1988, Mr. Guttilla has been a principal and director in the financial services department of the public accounting firm of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. Mr. Guttilla focuses on providing tax structuring and compliance advice in the area of real estate, entertainment, brokerage, manufacturing, printing, restaurant and construction. He is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Guttilla holds a BS degree in accounting from Fordham University and a Masters degree in taxation from St. John’s University.

Jeffrey S. Schoen, 46, Director

Mr. Schoen was elected to the Company’s Board of Directors in February 2007. From 2002 through 2006, Mr. Schoen served as Executive Vice President of Cumberland Swan, a private label manufacturer of personal care products. From 1999 through 2002, Mr. Schoen was employed by Paragon Trade Brands, a private label manufacturer of disposable diapers and training pants, last serving as Vice President of Operations. Mr. Schoen holds a BS degree in chemical engineering from the University of Wisconsin.

Jay Shuster, 52, Director

Mr. Shuster has served on the Company’s Board of Directors since December 2006. For the past six years Mr. Shuster has worked as an independent consultant. Mr. Shuster was employed by the Rock-Tenn Company from 1979 through 2000 last serving as the company’s President from 1992 through 2000. Prior to 1992, he held the positions of Executive Vice President and Chief Operating Officer, Executive Vice President and General Manager of two operating divisions, and Chief Financial Officer. He serves on the boards of directors of Atlantis Plastics (Nasdaq: ATPL) and Box Board Products. Mr. Shuster is a certified public accountant and holds a BS degree in Business Administration from the University of Florida.

Additional Director Information

Mr. Berlin served as Chief Financial Officer of Great Plains Airlines, a regional airline headquartered in Tulsa, Oklahoma, from March 2001 to January 22, 2004. On January 23, 2004, Great Plains Airlines filed a voluntary petition under Chapter 11 of the federal bankruptcy laws. The company is currently being liquidated under Chapter 7 of the federal bankruptcy laws.

Board of Directors

Currently, the Company has authorized a seven-member Board of Directors. Mr. Sage’s decision not to stand for re-election to the Board of Directors will create a vacancy on the Board of Directors as of the 2007 Annual Meeting. The Company does not expect the vacancy to be filled until his successor as Chief Executive Officer and President begins with the Company. All of the directors hold office until the next annual meeting of stockholders or until their successors are duly qualified.

Director Independence

The Company periodically reviews the independence of each director. Pursuant to this review, the directors and officers of the Company, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors, officers and the Company (including immediate family and affiliates). If any transactions or relationships exist, the Company then considers whether such transactions or relationships are inconsistent with a determination that the director is independent in accordance with the listing standards of the American Stock Exchange. Pursuant to this process, the Board of Directors has determined that Mr. Arnold, Mr. Berlin, Mr. Guttilla and Mr. Schoen qualify as independent directors.

Board Committees

The Company has established an Audit Committee consisting of Mr. Berlin, who chairs the committee, and Messrs. Arnold and Guttilla, all of whom are believed to qualify as “independent directors” under SEC and American Stock Exchange rules. The Audit Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http//www.orchidspaper.com by selecting “Investor Relations” and then “Corporate Governance,” which must be reviewed, and amended if necessary, on an annual basis. Under the charter, the Audit Committee must meet at least four times a year and is responsible for reviewing the independence, qualifications and quality control procedures of the Company’s independent auditors, and is responsible for recommending the initial or continued retention, or a change in, the Company’s independent auditors. In addition, the Audit Committee is required to review and discuss with the Company’s management and independent auditors the Company’s financial statements and the Company’s annual and quarterly reports, as well as the quality and effectiveness of the Company’s internal control procedures and critical accounting policies. The Audit Committee Charter also requires the Audit Committee to review potential conflict of interest situations, including transactions with related parties, and to discuss with the Company’s management other matters related to the Company’s external and internal audit procedures. The Audit Committee has adopted a pre-approval policy for the provision of audit and non-audit services performed by the Company’s independent auditors. The Board of Directors has determined that Mr. Berlin is an Audit Committee financial expert. The Audit Committee held seven meetings in 2006.

The Company has also established a Compensation Committee consisting of Mr. Guttilla, who chairs the committee, and Messrs. Arnold and Berlin, all of whom qualify as “independent directors” under the rules of the American Stock Exchange. The Compensation Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting “Investor Resources” and then “Corporate Governance.” The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for the Company’s executive officers, including annual bonus compensation, and consults with the Company’s management regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans. The Compensation Committee held two meetings in 2006.

The Company has also established a Nominating and Corporate Governance Committee consisting of Mr. Berlin, who chairs the committee, and Messrs. Arnold and Guttilla. The Nominating and Corporate Governance Committee is governed by a written charter, available in the Corporate Governance section of the Company’s website which can be accessed from the Company’s homepage at http://www.orchidspaper.com by selecting

“Investor Resources” and then “Corporate Governance.” The Nominating and Corporate Governance Committee is responsible for submitting to the Board of Directors a proposed slate of directors for submission to the stockholders at the Company’s annual meeting, recommending director candidates in view of pending additions, resignations or retirements, developing criteria for the selection of directors, reviewing suggested nominees received from stockholders and reviewing corporate governance policies and recommending changes to the full Board of Directors. As set forth above, the members of the Nominating and Corporate Governance Committee qualify as “independent directors” under the American Stock Exchange rules. The Nominating and Corporate Governance Committee held one meeting in 2006.

Selection of Nominees for the Board of Directors

The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates to serve as members of the Board of Directors. The Nominating and Corporate Governance Committee has not adopted specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather each nominee is individually evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates submitted from a variety of sources (including, without limit, incumbent directors, stockholders, Company management and third-party search firms) when reviewing candidates to fill vacancies and/or expand the Board of Directors. The committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board of Directors. The committee will seek to identify and recruit the best available candidates, and will endeavor to evaluate qualified stockholder nominees on the same basis as those submitted by members of the Board of Directors, third-party search firms or other sources.

After completing this process, the committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The committee chair, or another director designated by the committee chair, will then contact the preferred candidate(s) to evaluate their potential interest and to set up interviews with the full committee. All such interviews will be held in person, to the extent possible, and will include only the candidate and the committee members. Based upon interview results and appropriate background checks, the committee will decide whether it will recommend the candidate’s nomination to the full Board of Directors.

The committee may, in its discretion, choose, from time to time, to use additional resources (including independent third-party search firms) if it determines that such resources could enhance a particular director search.

Any stockholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:

•	Stockholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age and address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his/her ability to serve on the Board of Directors;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of directors;

•	A description of any arrangements or understandings between the stockholder and the candidate;

•	Any other information that would be useful to the committee in considering the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

The Corporate Secretary will forward such materials to the committee chair and the Chairman of the Board. The Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling Board of Directors positions.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises or if the Board of Directors decides to expand its membership, and at such other times as the committee deems necessary or appropriate. Separate procedures apply, as provided in the Bylaws, if a stockholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or the Board of Directors. See “STOCKHOLDER PROPOSALS.”

Board of Director Meetings

The Board of Directors held six meetings during the fiscal year which ended December 31, 2006. During 2006, each director attended at least 75% of the aggregate of the regular meetings of the Board of Directors and meetings of the committees of the Board on which he served. All of the directors except Douglas E. Hailey attended the annual meeting of stockholders held on June 13, 2006. Mr. Hailey joined the regularly scheduled meeting of the Board of Directors telephonically held later that day. The directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

Process by Which Security Holders May Send Communications to the Board of Directors

The Board of Directors has adopted a policy to provide a process for holders of the Company’s securities to send written communications to the Board of Directors. Any stockholder wishing to send communications to the Board of Directors should send the written communication and the following information to the Company’s Corporate Secretary, Orchids Paper Products Company, 4826 Hunt Street, Pryor, Oklahoma 74361:

•	stockholder’s name, number of shares of Common Stock owned, length of period held, and proof of ownership;

•	name, age, business and residential address of stockholder; and

•	any individual director or committee to which the stockholder would like to have the written statement and other information sent.

The Corporate Secretary, or his or her designee, will collect and organize all of such stockholder communications as he or she deems appropriate and, at least once each year, forward these materials to the Chairman of the Board, any committee chair or individual director. The Corporate Secretary may refuse to forward material which he or she determines in good faith to be scandalous, threatening or otherwise inappropriate for delivery. The Corporate Secretary will also maintain copies of such materials.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Orchids Paper Products Company (the “Committee”) is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of the Company’s charter and the American Stock Exchange rules. The Committee operates under a charter adopted by the Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting processes. Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Committee submits the following report pursuant to the SEC rules:

•	The Committee has reviewed and discussed with management and with Tullius Taylor Sartain & Sartain LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the year ended December 31, 2006 (the “Financial Statements”).

•	Tullius Taylor Sartain & Sartain LLP has advised the management of the Company and the Committee that it has discussed with them all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•	The Committee has received from Tullius Taylor Sartain & Sartain LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (which relates to the auditor’s independence from the Company and its related entities) and has discussed Tullius Taylor Sartain & Sartain LLP’s independence with them.

•	Based upon the aforementioned review, discussions and representations of Tullius Taylor Sartain & Sartain LLP, and the unqualified audit opinion presented by Tullius Taylor Sartain & Sartain LLP on the Financial Statements, the Committee recommended to the Board of Directors that the Financial Statements be included in the Company’s Annual Report on Form 10-K, and that Tullius Taylor Sartain & Sartain LLP be selected as the independent registered public accounting firm for the Company for fiscal 2007.

Respectfully submitted,

Steven R. Berlin, Chairman
Gary P. Arnold
John C. Guttilla

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed of three directors who, in the judgment of the Board of Directors, meet the independence requirements of the Compensation Committee’s charter and the American Stock Exchange rules. The Compensation Committee is responsible for determining and approving, either as a committee or together with the Company’s other independent directors, the annual salary and other compensation of the Chief Executive Officer, providing assistance and recommendations with respect to compensation policies and practices of the Company, and assisting with the administration of the Company’s compensation plans.

In order to attract and retain well-qualified key executives, which the Compensation Committee believes is crucial to the Company’s success, the Compensation Committee’s general approach to compensating such executives is to pay cash salaries that are commensurate with the executives’ experience and expertise and, where relevant, are competitive with the cash salaries paid to key executives in the Company’s industry and primary geographic locations. In addition, to align its key executives’ compensation with the Company’s business strategies, values and management initiatives, both short and long term, the Compensation Committee may, with the Board of Directors’ approval, authorize the payment of performance bonuses based upon an assessment of each such executive’s contributions to the Company. In general, the Compensation Committee believes that these performance bonuses should be related to the Company’s and the executive’s performance.

On or about the end of each year, the Company’s Chief Executive Officer and other members of senior management prepare a schedule of recommended incentive bonuses for the Company’s top management personnel and certain other employees. Such recommendations are based, among other things, upon (a) the Company’s overall financial performance and financial performance versus budget, (b) the executive’s contribution to the progress of the Company, (c) the executive’s compensation history, (d) an evaluation by the Chief Executive Officer and other members of senior management of the efforts expended by the individual towards the furtherance of the corporate goals and (e) an evaluation of the executive’s potential for advancement and value towards the long-term future of the Company. The Compensation Committee reviews each proposed incentive bonus individually with the Chief Executive Officer. After making any adjustments required by the Compensation Committee, such bonuses are generally paid in the first quarter of the following fiscal year.

The Company has a Stock Incentive Plan to assist in recruiting, retaining and rewarding certain employees, directors and consultants and to align the interests of such individuals with the interests of the stockholders. The Compensation Committee believes that grants of ownership interest to executives under the Stock Incentive Plan provide a valuable incentive for their continued efforts and diligence. The Company has historically made grants under the plan to the executive officers to facilitate these objectives. The Compensation Committee believes that, as a result of such grants, the key officers of the Company will be further incented to provide excellent service and be diligent in their commitment to the Company. While the Compensation Committee believes that stock ownership awards to such executive officers should be performance based, and in light of the substantial grants made to management in 2005 in connection with the Company’s initial public offering, the Compensation Committee elected not to grant additional options to management in 2006.

The employment of Mr. Sage, the Company’s President and Chief Executive Officer, is governed by an employment agreement entered into in March 2004. The agreement covers, among other things, compensation and termination. For 2006, the annual salary and bonus for Mr. Sage were $225,000 and $135,000, respectively, in accordance with his employment agreement. During 2006, Mr. Sage also received a car allowance, 401(k) employer matching contributions and pay in lieu of vacation totaling $43,484. Under the terms of his employment agreement, Mr. Sage is entitled to the annual bonus as determined by the Compensation Committee. In connection with the Company’s initial public offering, Mr. Sage received a stock option grant in 2005 covering 232,500 shares, 20% of which vested in 2005 and an additional 20% of which vested in 2006. The remaining 60% of Mr. Sage’s stock options vest ratably over the succeeding three years. There were no additional grants to Mr. Sage under the Stock Incentive Plan during 2006.

The Compensation Committee determines Mr. Sage’s annual salary based on competitive data. Mr. Sage’s bonus is dependent on the Company meeting certain performance goals, which goals are determined on an annual basis by the Board of Directors.

COMPENSATION COMMITTEE

John C. Guttilla, Chairman
Gary P. Arnold
Steven R. Berlin

The Report of the Audit Committee and the Report of the Compensation Committee on Executive Compensation will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Gary P. Arnold, Steven R. Berlin and John C. Guttilla, none of whom are employees or current or former officers of the Company, and none of whom had any relationship with the Company required to be disclosed under “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” None of the Company’s Compensation Committee members and none of the Company’s executive officers have a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for the Company’s Chief Executive Officer and Chief Financial Officer. This section includes information regarding the overall objectives of the Company’s compensation programs and each element of compensation that the Company provides.

In general, the objectives of the Company’s compensation programs are to attract, motivate and retain the best personnel so as to allow the Company to be competitive within its industry:

•	align management’s and stockholders’ interests through the use of both cash and equity incentives;

•	pay total compensation near or at the top of the industry, taking into consideration the Company’s geographic location;

•	scale cash incentives so that generous performance bonuses are provided for extraordinary performance, while only average performance bonuses are provided for average performance; and

•	retain key personnel through equity incentives and long-term employment agreements.

The compensation of Orchids’ executive officers is composed of a base salary, an annual performance bonus and equity awards in the form of stock options. These programs are administered by the Compensation Committee.

Base salary

In general, the Company provides the opportunity for its chief executive officer, chief financial officer and other executives to earn a competitive, annual base salary. The Company provides this opportunity to attract and retain a high caliber of talent for the position, and to provide a base wage that is not subject to the Company’s performance risk. For the named executive officers, the minimum base salary is established in their employment agreements, subject to increases at the discretion of the Compensation Committee. Base salaries for the Company’s executive officers are reviewed annually and increases or decreases are based on both Company and individual performance.

The base salary is established such that it is competitive for the responsibilities of the position taking into account the Company’s industry and geographic location.

Performance bonus

Late in the Company’s fiscal year the Compensation Committee begins working with the Company’s executive managers to establish mutual goals for the next fiscal year. The bonus program is designed to provide additional compensation to those individuals whose performance has helped the Company meet or exceed its annual performance targets. In general, the program is designed such that those who can most affect the Company’s performance have the largest portion of their total potential compensation at risk.

The Company’s objective is to provide clear incentives to achieve the Company’s goals for the next fiscal year and position the Company to achieve higher levels of financial performance for future fiscal years. Accordingly, it is the expectation of the Compensation Committee that the Company should earn a minimum EBITDA level, and improve its productivity so that it achieves its goal of being a low cost producer of tissue products. Productivity improvements are expected in both converting and mills production.

Orchids has a relatively short history as a public company. Prior to going public, almost all awards were discretionary. As part of the process of going public, the Company did a limited review of compensation practices in its industry, based on publicly available industry information. Based on that review, the Company’s Board of Directors established a targeted bonus potential range for each position. The Compensation Committee reviews annual performance versus the targeted performance goals of the Company each year and grants bonus awards based on its evaluation of that performance.

Recently, the Company engaged Jay Shuster, a member of the Board of Directors, to design a new performance bonus program. Based on his knowledge and experience in the industry, Mr. Shuster recommended a more formalized, formula driven program, including target metrics, and potential bonus ranges. This program has been adopted for 2007 and ensuing years. Although the new program allows for subjectively based awards, as well as the formula driven ones, the Company believes that formula driven awards provide fairer results for both the employees and the Company’s stockholders. The Company does not anticipate granting subjectively determined bonuses under the new program.

The Company’s financial metric is earnings before interest expense, taxes, depreciation, and amortization (EBITDA). For the converting process and for the manufacturing of parent rolls, the Company uses two different efficiency metrics which are based essentially on actual output versus rated capacity. The Company’s performance bonuses are determined based on the Company’s performance against the predetermined targets for the fiscal year. The Company’s named executive officers are measured against all of these metrics.

The Company’s CFO will certify the accuracy and consistency of the bonus calculation and will present the calculations to the Compensation Committee at year end and in interim periods as requested by the Committee.

Long-term compensation

The Company seeks to weight its compensation scheme toward equity incentives through its Stock Incentive Plan. The Company believes that option grants to its named executive officers enhances its ability to deliver superior stockholder returns by increasing the alignment between the interests of the Company’s employees and stockholders. The goal of the Stock Incentive Plan is to engage all of the Company’s named executive officers as partners in the Company’s success and help the Company realize the maximum gain from its strategies. Options reward employees who demonstrate a commitment to the Company over time and help the Company to realize increased stock prices.

The Company’s Compensation Committee is the administrator of the Stock Incentive Plan. Subject to the express provisions of the plan, the Committee has plenary authority, in its discretion, to determine the individuals to whom, and the time or times which, awards shall be granted and the number of shares, if applicable, to be subject to each award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, as well as their present and potential contributions to the Company’s success.

On an annual basis, the Compensation Committee reviews and approves stock option awards to executive officers based upon competitive compensation data, its assessment of individual performance, each executive’s existing long-term incentives, and retention considerations. Stock option awards can also be made at the commencement of employment and following the satisfaction of performance objectives. Additionally, grants can be made following a significant change in job responsibilities or to meet other special retention objectives. Periodic stock option awards are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of members of management.

Pension or retirement benefits

The Company has three 401(k) retirement saving plans. One covers all salaried employees, one covers the Company’s union employees in the paper mill, and one covers the Company’s union employees in the converting facility. The Company’s executives are covered by the salaried employees’ plan. The Company may make matching or additional contributions to the plan, to be determined annually by the Compensation Committee, for the benefit of all participants. In recent years the Company’s policy has been to make a matching contribution of 75% of a salaried employee’s deferrals up to 8% of salary paid, which deferrals are limited by the IRS prescribed maximum.

Severance, change in control, and other post-employment payments

The Company has agreed, in their respective employment agreements, to provide the Company’s chief executive officer and the Company’s chief financial officer with certain payments in connection with their severance from employment. These employment agreements were designed to provide a competitive compensation package to the named executive officers. Severance payments would not be made in the event the named executive is terminated for cause. Cause is defined as:

•	the employee engages in acts of personal dishonesty or fraud involving the Company;

•	the employee breaches their contractual agreement; or

•	the employee fails to perform the responsibilities of his position with the Company, or fails or refuses to perform the duties assigned to him in accordance with his contract.

If either executive is terminated for cause, no severance is provided. If either executive is terminated without cause, severance is capped at the lesser of two years with regard to the CEO, one year with regard to the CFO, or the remaining term of the employment agreement.

The employment agreements also provide that, upon termination for cause or by voluntarily terminating their employment with the Company, the Company may elect to repurchase shares of the Company’s stock held by the Company’s named executive officers at the greater of $2.43 per share (subject to adjustment for stock splits, stock dividends, and other stock recapitalizations affecting the Company) or its fair market value.

In the event of a change in control, all stock options under the Stock Incentive Plan vest immediately. Change in control is defined in the Company’s Stock Incentive Plan to mean:

(i) the purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(ii) individuals who, as of the date of the plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Perquisites

The Company’s chief executive officer receives an automobile allowance as disclosed in the executive compensation table below. All salaried employees of the Company receive a term life insurance benefit of one year’s base salary while employed by the Company.

Structure and responsibilities of the Compensation Committee

The Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of directors and senior officers of the Company and the Company’s incentive-compensation and equity-based compensation plans.

The members of the committee are recommended by the Nominating and Corporate Governance Committee and elected by the Board of Directors at the annual organizational meeting of the Board.

The Compensation Committee is currently comprised of three directors as determined by the Board, each of whom is considered an “independent director,” as defined in the rules of the American Stock Exchange where the Company’s shares are listed. The committee is currently comprised of Messrs. Guttilla, Arnold and Berlin with Mr. Guttilla serving as Chairman.

The committee engaged the services of Jay Shuster to review the compensation package of its executives and develop the metrics to be used in the Company’s performance bonus program. Mr. Shuster had industry expertise, was recommended by the Company’s Chairman, and was interviewed and approved by the Board of Directors.

The Company’s named executive officers worked with Mr. Shuster to define the metrics used for the Company’s performance bonus program.

Stock ownership requirements or guidelines

The Company does not have requirements for share ownership by the chief executive officer, chief financial officer, or any group of employees.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Company’s Chief Executive Officer and each of the Company’s most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2006. These persons are referred to as the “named executive officers” elsewhere in this proxy statement.

Summary Compensation Table

				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(1)(2)(3)	Total

Michael P. Sage	2006	$225,000	$135,000	$43,484	$403,484
Chief Executive Officer
Keith R. Schroeder	2006	$145,806	$70,000	$11,250	$227,056
Chief Financial Officer

(1)	Car allowance paid to named executive.

(2)	Matching Company contributions to the Company’s 401(k) plan.

(3)	Payment in lieu of vacation.

Stock Option Grants in 2006

There were no Stock Option Grants during 2006 to the named executive officers.

Aggregate Option Exercises in Last Fiscal Year and Year-End Options Values

The following table sets forth certain information concerning the year-end value of stock options of the Company’s Chief Executive Officer and each of the most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2006. There were no option exercises by the named executive officers during the fiscal year ended December 31, 2006.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying			Number of	Market Value of
	Unexercised	Unexercised	Option	Option	Shares of Stock	Shares of Stock
	Options (#)	Options (#)	Exercise	Expiration	That Have Not	That Have Not
Name	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)

Michael P. Sage	93,000	139,500	$5.33	April 14, 2015	139,500	$1,189,935
Keith R. Schroeder	57,000	85,500	$5.33	April 14, 2015	85,500	$729,315

DIRECTORS’ COMPENSATION

The Company’s directors are paid an annual fee of $20,000; the Company’s chairman receives an annual fee of $50,000 because of the additional responsibilities and time commitment of the position. The committee believes directors’ incentives should be to improve the long-term value of the Company and promote stockholder returns. Accordingly, they are also compensated with awards under the Stock Incentive Plan. The Company reimburses members of the Board of Directors for travel expenditures related to their services to us. It has been the Company’s practice to award options covering 3,750 shares of the Company’s common stock upon a new director’s election to the board. The Company also awarded options covering 3,750 shares of stock in connection with the ongoing members of the board’s re-election at the 2006 annual meeting of Stockholders. An initial grant covering 3,750 shares of stock was awarded the board members in place after the July 2005 initial public offering.

	2006
	Fees Earned
	or Paid	Option
Name	in Cash ($)	Awards ($)		Total

Gary P. Arnold	$20,000	$16,000	(1)	$36,000
Steven R. Berlin	$20,000	$28,000	(2)	$48,000
John C. Guttilla	$20,000	$16,000	(3)	$36,000
Douglas E. Hailey	$50,000	$—	(4)	$50,000
Jay Shuster	$—	$13,000	(5)	$13,000

(1)	Mr. Arnold holds a total of 7,500 option shares under the Stock Incentive Plan, 3,750 of which were granted in 2006.

(2)	Mr. Berlin holds a total of 7,500 option shares under the Stock Incentive Plan, all of which were granted in 2006.

(3)	Mr. Guttilla holds a total of 7,500 option shares under the Stock Incentive Plan, 3,750 of which were granted in 2006.

(4)	Mr. Hailey does not participate in the Stock Incentive Plan to-date, but he does hold 45,000 warrant shares pursuant to underwriter warrants that were issued in 2005.

(5)	Mr. Shuster holds a total of 3,750 option shares under the Stock Incentive Plan, all of which were granted in 2006.

Limitation of Liability and Indemnification

The Company’s Amended and Restated Certificate of Incorporation provides that it may indemnify the Company’s directors, officers, employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company maintains a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. The Company believes that these indemnification and liability provisions are essential to attracting and retaining qualified persons as officers and directors.

In addition, the Company’s Amended and Restated Certificate of Incorporation limits the personal liability of the Company’s directors to the Company and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in the Company’s Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into separate indemnification agreements with each of the Company’s directors and officers which are broader than the specific indemnification provision contained in the Delaware General Corporation Law. Under these agreements, the Company is required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual, or any threatened, proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements.

Employee Benefit Plans

Stock Incentive Plan.  The Company’s Stock Incentive Plan was adopted by the Company’s Board of Directors and approved by the stockholders in April 2005. The plan provides for the granting of incentive stock options to employees and for the granting of non-qualified stock options, stock appreciation rights and other cash or stock-based awards to any individual selected by the Company’s Compensation Committee. The plan authorizes 697,500 shares of common stock to be issued under the plan. The Company has awarded options to officers and directors for an aggregate 426,750 shares of common stock at an exercise price ranging from $5.33 per share to $10.05 per share. The Company’s Compensation Committee administers the plan.

On the date of the grant, the exercise price must equal at least 100% of the fair market value in the case of incentive stock options, or 110% of the fair market value with respect to optionees who own at least 10% of the total combined voting power of all classes of stock. The fair market value is determined by computing the arithmetic mean of the high and low stock prices on a given determination date. The exercise price on the date of grant is determined by the Compensation Committee in the case of non-qualified stock options.

Stock appreciation rights granted under the plan are subject to the same terms and restrictions as the option grants and may be granted independent of, or in connection with, the grant of options. The Compensation Committee determines the exercise price of stock appreciation rights. A stock appreciation right granted independent of an option entitles the participant to payment in an amount equal to the excess of the fair market value of a share of the Company’s common stock on the exercise date over the exercise price per share, times the number of stock appreciation rights exercised. A stock appreciation right granted in connection with an option entitles the participant to surrender an unexercised option and to receive in exchange an amount equal to the excess of the fair market value of a share of the Company’s common stock over the exercise price per share for the option, times the number of shares covered by the option which is surrendered. Fair market value is determined in the same manner as it is determined for options.

The Compensation Committee may also grant awards of stock, restricted stock and other awards valued in whole or in part by reference to the fair market value of the Company’s common stock. These stock-based awards, in the discretion of the Compensation Committee, may be, among other things, subject to completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Additionally, the Compensation Committee may grant awards of cash, in values to be determined by the Compensation Committee. If any awards are in excess of $1,000,000 such that Section 162(m) of the Internal Revenue Code applies, the committee may, in its discretion, alter its compensation practices to ensure that compensation deductions are permitted.

Awards granted under the plan are generally not transferable by the participant except by will or the laws of descent and distribution, and each award is exercisable, during the lifetime of the participant, only by the participant or his or her guardian or legal representative, unless permitted by the committee.

Options granted under the plan will vest as provided by the Compensation Committee at the time of the grant. The Compensation Committee may provide for accelerated vesting or termination in exchange for cash of any outstanding awards or the issuance of substitute awards upon consummation of a change in control, as defined in the plan. The currently outstanding employee options vest 20% on the date of grant and then ratably at 20% per year over the next four years. Options granted to members of the Board of Directors vested upon grant.

The plan may be amended, altered, suspended or terminated by the administrator at any time. The Company may not alter the rights and obligations under any award granted before amendment of the plan without the consent of the affected participant. Unless terminated sooner, the plan will terminate automatically in April 2015.

401(k) Plan.  The Company established three 401(k) retirement savings plans in 1998. One plan covers all salaried employees, one covers the Company’s union employees in the paper mill and one covers the Company’s union employees in the converting facility. Each of the Company’s participating employees may contribute to the 401(k) plan, through payroll deductions, not less than 1% nor more than 25% of his or her compensation. The Company may make matching or additional contributions to the 401(k) plan in amounts to be determined annually by the Company’s Board of Directors in the case of the Company’s 401(k) plan for salaried employees, and by the respective union contracts in the case of the 401(k) plans for union employees. Employees may elect to invest their contributions in various established mutual funds. All amounts contributed by employee participants are fully vested at all times. Under the two union plans, employer matching contributions are fully vested at all times. Under the salaried employees’ plan, the employer matching contributions vest ratably over the first four years of employment. For the years ended December 31, 2004, 2005 and 2006, administrative expenses paid to the third-party provider related to the 401(k) plans were $18,000, $18,000 and $19,000, respectively.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

The Company has employment agreements with Michael P. Sage, the Company’s President and Chief Executive Officer, and Keith R. Schroeder, the Company’s Chief Financial Officer.

Mr. Sage’s agreement has a term of five years from March 2004. The agreement may be terminated by the Company prior to the end of the term upon Mr. Sage’s death, disability or for cause (as defined in the agreement). As compensation for his services, Mr. Sage receives an annual base salary of $225,000, subject to adjustment by the Board of Directors. Mr. Sage’s current base salary is $225,000. Mr. Sage is entitled to an annual bonus as determined by the Company’s Board of Directors. Mr. Sage’s agreement also provides that, upon termination for cause or Mr. Sage voluntarily terminating his employment with the Company, the Company may elect to repurchase shares of the Company’s stock held by Mr. Sage at the greater of $2.43 per share (subject to adjustment for stock splits, stock dividends and other stock recapitalizations affecting the Company) or its fair market value.

Mr. Schroeder’s agreement has a term of five years from March 2004. The agreement may be terminated by the Company prior to the end of the term upon Mr. Schroeder’s death, disability or for cause (as defined in the agreement). As compensation for his services, Mr. Schroeder receives an annual base salary of $135,000, subject to adjustment by the President and Chief Executive Officer. Mr. Schroeder’s current base salary is $155,000. Mr. Schroeder is entitled to an annual bonus as determined by the Company’s Chief Executive Officer. Mr. Schroeder’s agreement also provides that, upon termination for cause or Mr. Schroeder voluntarily terminating his employment with the Company, the Company may elect to repurchase shares of the Company’s stock held by Mr. Schroeder at the greater of $2.43 per share (subject to adjustment for stock splits, stock dividends and other stock recapitalizations affecting the Company) or its fair market value.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of 2006, there has not been, nor is there currently planned, any transaction or series of similar transactions to which the Company was or is a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of the Company’s common stock or any member of such persons’ immediate families had or will have a direct or indirect material interest other than agreements which are described under the caption “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS” and the transactions described below.

Management Services Agreement

In March 2004, the Company entered into a management services agreement with Weatherly Group, LLC and Taglich Brothers, Inc., the underwriter in the July 2005 initial public offering. Under this agreement, these parties agreed to provide advisory and management services to the Company in consideration of an annual management fee of $325,000, payable monthly, and additional fees based on a formula if the Company engages in certain major transactions. The agreement expires on February 28, 2009. In April 2005, the management services agreement was amended and restated to reduce the annual management fee to $125,000, payable monthly, in consideration of a lump sum payment of $150,000 and the completion of the July 2005 initial public offering. During 2006, the Company paid a management fee of $125,000 under this agreement of which $60,000 was paid to Taglich Brothers, Inc. Mr. Hailey is the Chairman of the Company’s Board of Directors and is Vice President of the Investment Banking Division of Taglich Brothers, Inc. This agreement was terminated by Orchids effective March 2, 2007.

Indemnification and Employment Agreements

As permitted by the Delaware General Corporation Law, the Company has adopted provisions in the its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that authorize and require it to indemnify the Company’s officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. The Company’s Amended and Restated Bylaws provide that the Company will indemnify the Company’s directors and officers, and may indemnify the Company’s employees and other agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. The Company currently has a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances. The Company believes that these indemnification and liability provisions are essential to attracting and retaining qualified persons as officers and directors. The Company has also entered into employment agreements with the Company’s named executive officers. See “AGREEMENTS WITH NAMED EXECUTIVE OFFICERS.”

The Company has entered into indemnification agreements with the Company’s directors and executive officers. Under these agreements, the Company is required to indemnify them against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual, or any threatened, proceeding if any of them may be made a party because he or she is or was one of the Company’s directors or officers. The Company is obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the Company’s best interests. With respect to any criminal proceeding, the Company is obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification under such agreements.

In addition, the Company’s Amended and Restated Certificate of Incorporation limits the personal liability of the Company’s directors to the Company and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in the Company’s amended and restated certificate of incorporation does not eliminate a director’s duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or the Company’s stockholders, for any transaction from which the director derived an improper personal benefit, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Underwriter’s Warrants

In connection with the Company’s initial public offering, the Company issued warrants to Taglich Brothers, Inc., which acted as the underwriter, and its affiliates to purchase up to 225,000 shares of the Company’s common stock. Douglas E. Hailey, the Chairman of the Board of Directors and the Vice President of the Investment Banking Division of Taglich Brothers, Inc., was issued a warrant to purchase up to 45,000 shares of the Company’s common stock. The warrants are exercisable during the four-year period commencing on July 14, 2006 at a price per share equal to $6.40 and allow for cashless exercise. The warrants provide for registration rights, including a one-time demand registration right and unlimited piggyback registration rights, and customary antidilution provisions for stock dividends, splits and recapitalization.

Stock Option Grants

The Company has granted stock options to purchase shares of the Company’s common stock to the Company’s executive officers and directors. See “EXECUTIVE COMPENSATION-Summary Compensation Table” and “EXECUTIVE COMPENSATION-Employee Benefit Plans.”

PROPOSAL II.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of Tullius Taylor Sartain & Sartain LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2006. The Audit Committee of the Board of Directors has appointed Tullius Taylor Sartain & Sartain LLP to act in that capacity for the year ending December 31, 2007. A representative of Tullius Taylor Sartain & Sartain LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although the Company is not required to submit this appointment to a vote of the stockholders, the Audit Committee of the Board of Directors continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of Tullius Taylor Sartain & Sartain LLP as independent registered public accounting firm. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain Tullius Taylor Sartain & Sartain LLP or appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to Independent Auditors

Audit Fees.  The aggregate fees for professional services rendered by Tullius Taylor Sartain & Sartain LLP for the audit of the Company’s financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2006 and for the review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 were approximately $90,000. Comparable fees for the 2005 audit and two quarterly reviews amounted to $86,000. In addition, the Company incurred fees of $138,000 in connection with the initial public offering in July 2005.

Audit-Related Fees.  The aggregate fees billed for audit-related services rendered by Tullius Taylor Sartain & Sartain LLP were approximately $8,500 and $12,000 in 2006 and 2005, respectively. These fees primarily relate to audits of the Company’s defined contribution pension plans in each year as well as Audit Committee and other technical consultations in 2005.

Tax Fees.  The aggregate fees paid to Tullius Taylor Sartain & Sartain LLP for tax compliance and tax consulting amounted to approximately $10,000 in 2006 and $7,000 in 2005.

All Other Fees.  There were no other fees paid to, or services rendered by, Tullius Taylor Sartain & Sartain LLP in 2006 and 2005.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Audit Committee Charter requires the committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.

The percentage of hours expended on the principal accountant’s engagement to audit the Company’s financial statements for the fiscal year ended December 31, 2006 that were attributable to work performed by persons other than the principal accountant’s full-time, permanent employees was less than 50%.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF TULLIUS TAYLOR SARTAIN & SARTAIN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

PROPOSAL III.

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Amended and Restated Certificate of Incorporation presently states that the amount of the authorized capital stock of the corporation is 10,000,000 shares of common stock. The amendment to the Certificate would increase the authorized capital stock by 15,000,000 shares from 10,000,000 to 25,000,000 shares of common stock.

As of April 30, 2007, of the 10,000,000 currently authorized shares of common stock, there were (i) 6,234,346 shares outstanding, (ii) 426,750 shares subject to outstanding and unexercised options to acquire common stock, and (iii) 384,911 shares subject to outstanding warrants to acquire common stock. The Company’s Board of Directors believes that it is advisable and in the best interests of the Company and its stockholders to amend the Amended and Restated Certificate of Incorporation in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for the future needs of the Company.

Purpose of the Change in Authorized Shares

The purpose of this proposed increase in authorized shares is to make available additional shares of common stock for issuance for general corporate purposes, including financing activities, without the requirement of further action by the stockholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include seeking additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements, future stock splits, stock dividends and other distributions to stockholders, using the Company’s shares for business acquisitions, or for other general corporate purposes. Increasing the authorized number of shares of common stock will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the stockholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company’s best interests and in the best interests of the stockholders of the Company. At the present time the Company does not have any plans to utilize the additional authorized but unissued shares.

The proposed additional shares of common stock would be a part of the existing class of the Company’s common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. No additional action or authorization by the stockholders would be necessary prior to the issuance of the additional shares unless required by applicable law or regulation, the Company’s Amended and Restated Certificate of Incorporation or the rules of the American Stock Exchange, if applicable.

Effect of Having Authorized but Unissued Shares

The issuance of additional shares of common stock in the future may, among other things, dilute earnings per share, stockholders’ equity, and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of common stock. The availability for issuance of additional shares of common stock may also have the effect of rendering more difficult or discouraging any attempts by other parties to obtain control of the Company. For example, the issuance of shares of common stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any existing or planned effort on the part of any party to accumulate material amounts of voting stock, or to acquire the Company by means of a merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company’s management, nor is the Company aware of any person having made any offer to acquire the voting stock or assets of the Company.

Financial and Other Information

Information under the following captions in the Company’s 2006 Annual Report, which has accompanied or preceded this proxy statement, is incorporated herein by reference: “Item 8. Financial Statements and Supplementary Data,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Item 7A. Quantitative and Qualitative Disclosures about Market Risk.” You may also access a copy of the Company’s annual report on the Company’s homepage at http://www.orchidspaper.com by selecting “Investor Resources” followed by “Annual Reports.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AUTHORIZATION TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 25,000,000.

STOCKHOLDER PROPOSALS

The Company’s Amended and Restated Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not more than 120 days or less than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, or between February 20, 2008 and March 21, 2008 in the case of the 2008 annual meeting. However, if no annual meeting was held in the previous year or if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, notice by the stockholder must be received before the close of business on the 10th day after the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. The Company’s Amended and Restated Bylaws specify the requirements for the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Stockholder proposals intended to be presented at the 2008 annual meeting must be received at the Company’s principal executive office no later than March 21, 2008, in order to be included in the Company’s proxy statement and proxy relating to that meeting. The Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

CODE OF ETHICS

The Company has a Business Conduct Policy (“Code of Ethics”) that applies to all of its directors, officers, and employees, including its senior financial officers. A copy of the Code of Ethics is available in the Corporate Governance section of the Company’s website, which can be accessed from the homepage at http://www.orchidspaper.com by selecting “Investor Relations” followed by “Corporate Governance”. Any amendments to the Code of Ethics will be posted in the same section of the Company’s website.

OTHER MATTERS

Management intends to bring before the meeting only the matters specifically described above and knows of no other matters to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

SOLICITATION OF PROXIES

The Company will bear the cost of the solicitation of proxies for the meeting. The Company is requesting that brokerage houses, banks, custodians, nominees and fiduciaries forward the proxy material to beneficial owners and their reasonable expenses of forwarding will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by the Company’s officers, directors and employees, without special compensation for the solicitation.

By Order of the Board of Directors

Keith R. Schroeder
Chief Financial Officer and Secretary

May 7, 2007

ANNUAL MEETING OF STOCKHOLDERS OF
ORCHIDS PAPER PRODUCTS COMPANY
June 19, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTORS: To elect as directors for one-year terms expiring at the Company’s next annual meeting.

☐	FOR ALL NOMINEES	NOMINEES:
		¡	Douglas E. Hailey
☐	WITHHOLD AUTHORITY	¡	Gary P. Arnold
	FOR ALL NOMINEES	¡	Steven R. Berlin
		¡	John C. Guttilla
☐	FOR ALL EXCEPT	¡	Jeffrey S. Schoen
	(See instructions below)	¡	Jay Shuster

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify Tullius Taylor Sartain & Sartain LLP as the Company’s independent registered public accounting firm for 2007.	☐	☐	☐

3.	AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION: To amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 25,000,000.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REVOCABLE PROXY
ORCHIDS PAPER PRODUCTS COMPANY
ANNUAL MEETING OF STOCKHOLDERS — JUNE 19, 2007
This Proxy is solicited on behalf of the Board of Directors of Orchids Paper Products Company
     The undersigned stockholder(s), revoking all prior proxies, hereby appoint(s) Michael P. Sage and Keith R. Schroeder, or either of them, the true and lawful attorneys-in-fact, agents and as proxies for the undersigned, with full power of substitution, to act and to vote all of the common stock of Orchids Paper Products Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Ambassador Hotel located at 1324 South Main Street, Tulsa, Oklahoma 74119 on Tuesday, June 19, 2007 at 9:00 a.m., or at any adjournment or postponement thereof. The proxies are directed to vote as instructed on the matters set forth on this card and all other matters at their discretion which may properly come before the meeting. The matters listed on the reverse side were proposed by the Company. The undersigned acknowledges that he/she has received a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement.
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.
(Continued and to be signed on the reverse side.)